Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Announces Q1 2009 Results

FORT LAUDERDALE, FL, May 13, 2009 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced results for the first quarter ended March 31, 2009.

Revenues for the first quarter of 2009 were $5.3 million, compared to $8.8 million in the prior year period. Net loss was $(2.8) million, or $(0.11) per diluted share, for the first quarter of 2009 compared to $(5.1) million, or $(0.20) per diluted share, for the first quarter of 2008.

Adjusted EBITDA*, defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, severance charges, bad debt expense and impairment of goodwill and intangible assets, for the quarter ended March 31, 2009 was $(0.5) million compared to ($3.5) million in the prior year period.

First Quarter and Recent Operating Highlights:

•	Improved margins on meal delivery program to 31% (excluding revenue share and promotional costs) from 24% in Q4

•	Implemented $1.5 million of annual cost savings from headcount and salary reductions

•	Realized positive return on investment from promotional test of new customer outreach initiatives

•	Signed fourth fitness meal delivery marketing partnership

“During the first quarter we achieved our goals of top-line growth over the fourth quarter and significant improvement in the bottom line, despite continued difficult economic conditions,” said Kevin McGrath, President and Chief Executive Officer of eDiets.com. “Our year-over-year bottom-line improvement reflects the progress on our key priorities, which include restoring and enhancing the functionality of our core digital, meal delivery and B2B business platform, implementing supply-chain restructuring and cost cutting initiatives, and optimizing our overall customer experience.”

McGrath continued, “We have accomplished a great deal during the past several months and our encouraging sales and margin trends have continued into the second quarter which, along with our focus on cash usage, has resulted in positive cash flow in the month of April. However, there is still much to do to improve the business and we expect an overall use of cash in the second quarter. In this regard, we have initiated a set of activities focused on accelerating customer acquisition, retention, gross margin expansion, and cross selling. Our goal is to continue to improve the top line while getting the business to sustainable EBITDA profitability by year end.”

Conference Call

The company will host a conference call to discuss the first quarter 2009 results at 8:30 a.m. Eastern Time on Thursday, May 14, 2009. Participants may access the call by dialing 800-659-2056 (domestic) or 617-614-2714 (international), passcode 38123148. In addition, the call will be webcast via the Investor Relations section of the company’s web site at http://www.eDiets.com, where it will also be archived. A telephone replay will be available through Thursday, May 28, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 19940191.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

* Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
Net loss	$(2,837)	$(5,125)
Interest income, net	(2)	(43)
Interest expense on secured notes	699	388
Amortization of secured notes	452	260
Income tax provision (benefit)	6	(33)
Depreciation	403	299
Amortization of intangibles	178	292
Stock-based compensation	387	468
Bad debt expense	35	26
Severance charges	137	9

Adjusted EBITDA	$(542)	$(3,459)

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that we will not be able to obtain sufficient and/or acceptable outside financing (when and if required); changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward- looking statements.

— Financial Tables Follow —

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenues:
Digital plans	$1,398	$3,212
Meal delivery	1,907	4,102
Business-to-business	1,630	793
Other	336	657

Total revenues	5,271	8,764

Cost and expenses:
Cost of revenue
Digital plans	276	625
Meal delivery	1,535	4,357
Business-to-business	51	27
Other	62	68

Total cost of revenue	1,924	5,077
Technology and development	1,011	952
Sales, marketing and support	2,259	5,166
General and administrative	1,582	1,829
Amortization of Intangibles	178	292

Total cost and expenses	6,954	13,316

Loss from operations	(1,683)	(4,552)
Interest income	6	51
Interest expense	(1,154)	(657)

Loss before income tax provision	(2,831)	(5,158)
Income tax (provision) benefit	(6)	33

Net loss	$(2,837)	$(5,125)

Loss per common share:
Basic and diluted	$(0.11)	$(0.20)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	25,159	25,044

	Three Months Ended March 31,
	2009	2008
STATEMENT OF CASH FLOW DATA:
Net cash used in:
Operations	$(1,700)	$(3,954)
Investing	(22)	(912)
Financing	(21)	(47)

	March 31, 2009	December 31, 2008
BALANCE SHEET DATA:
Cash and cash equivalents	$898	$2,523
Total assets	13,931	15,671
Deferred Revenue	2,624	3,336
Long-term debt (excluding capital leases)	13,364	11,808
Stockholder's (deficit) equity	(5,107)	(2,781)

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